PROGRAM AGREEMENT

         PROGRAM AGREEMENT, dated this 10th day of February, 1997, by and between FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, a California limited liability company, having an office at Five Greenwich Office Park, Greenwich, Connecticut 06831 ("FMAC"); and BAB Systems, INC., an Illinois corporation with its principal place of business at 8501 W. Higgins Road, Suite 320, Chicago, Illinois 60631 ("BAB");


                              W I T N E S S E T H :

         WHEREAS, BAB is engaged in the business of franchising Big Apple Bagel Stores ("Stores") to franchisees ("Franchisees") throughout the continental United States of America ("Territory"); and

         WHEREAS, FMAC is engaged in the business of financing the use and acquisition of personal property to franchisees in the Territory.

         WHEREAS, FMAC and BAB desire to create a program (the "Program") to facilitate the development of additional Stores for existing BAB Franchisees; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, FMAC and BAB intending to be legally bound, hereby agree as follows:


         1. The Program.

         FMAC shall develop one or more proprietary finance programs for BAB to facilitate the development of Stores for qualified existing BAB Franchisees. The terms of the initial Program are set forth on Schedule 1 hereto. BAB shall promote the Program to its Franchisees at sales meetings and by promotional materials and agree to offer only the FMAC Program to Franchisees seeking to finance an additional Store or Stores. Nothing contained herein is intended to restrict a Franchisees right to obtain any other financing or for BAB to furnish financing for its franchisees.


         2. Loan Availability; Use of Proceeds; Documents.

         Pursuant to the Program FMAC shall make available to qualified Franchisees loans ("Loans")and/or lease financing ("Leases")(each a "Program Financing") for a term, at rates and other terms set forth on Schedule 1 hereto. The proceeds of the Program Financing will be used to finance the cost of equipment ("Equipment") for improvements ("Improvements") to the Franchisee's additional Store(s) as provided in Schedule 1. All Loans and Leases, including advances thereon if any, made to Franchisees, will be subject to the Required Payments and Net Loss provisions of Section 5 hereof. The documents related to or used in connection with each Program Financing, including but not limited to the note, security agreement, mortgage, if any, equipment lease or other documents are hereinafter referred to collectively as the "Documents".


         3. Approval Process.

         (a) FMAC will require the following with respect to applications for each Program Financing:

                  (i) a fully completed Franchise Credit Application in the form of Exhibit A hereto,

                  (ii) the Location of the Store(s) for which the Program Financing is to be used ("Premises"),

                  (iii) the cost of the Equipment ("Equipment Cost") and/or Improvements ("Improvements Cost") and if advances are required (each an "Advance") the amount and timing thereof,

                  (iv) the form of financing i.e. true lease, finance lease or loan,

                  (v) the term of the financing,

                  (vi) the Franchisee's financial statements and tax returns for the two (2) fiscal years preceding the Franchise Credit Application,

                  (vii) interim financial statements with comparable prior year data if the full year statement is more than 90 days old,

                  (viii) personal financial statements and latest tax returns for each of the principals of the Franchisee,

                  (ix) the location of Franchisee's existing Store(s) and

                  (x) such additional information as FMAC shall request (the foregoing items shall hereinafter be referred to as the "Application Package").

         (b) FMAC shall review the creditworthiness of each Franchisee and may approve or reject any Franchisee or proposed Program Financing in its sole and absolute discretion. Notwithstanding the FMAC approval no Program Financing shall be made without the written approval of BAB. FMAC will use its best efforts to evaluate each application for Program Financing within five (5) business days after receipt of the Franchisee's completed Application Package at FMAC's office in Greenwich, Connecticut. The approved amount of a Program Financing is hereinafter referred to as the "Maximum Financing".

         (c) FMAC will, with respect to a proposed Program Financing, advise BAB of the name of the Franchisee, the Equipment Cost and Improvement Cost, the term and amount of the requested financing and such additional information as BAB reasonably requests. BAB will advise FMAC, in writing within five (5) business days following its receipt of such information, of its approval or rejection of such proposed Program Financing in the form of Exhibit B hereto.

         (d) Upon its approval of the proposed Program Financing and its receipt of BAB's written approval FMAC will issue an approval letter to the Franchisee (the "FMAC Approval") which will contain an approval number. Each FMAC Approval will be effective for a period of one hundred twenty (120) days from the date of the FMAC Approval, after which period such FMAC Approval shall be deemed withdrawn.

         4. Program Financing Processing.

         FMAC will fund an approved Program Financing upon receipt by FMAC of

         (a) a fully completed Request for Advance, if applicable, in form of Exhibit C hereto (the "Request for Advance"),

         (b) with respect to a loan (i) an executed advance or permanent note in the form of Exhibit D or E hereto (the "Advance Note" or "Permanent Note") and
(ii) executed security agreement in the form of Exhibit F hereto (the "Security Agreement"),

         (c) With respect to a Lease, (i) an executed Lease in the form of Exhibit G hereto and (ii) if Advances are required, an executed progress payment agreement in the form of Exhibit H hereto (the "Progress Payment Agreement"),

         (d) such executed Uniform Commercial Code-1 financing statements, as FMAC deems necessary or desirable to perfect its security or other interest in the property which is the subject of the Security Agreement, each in form and substance satisfactory to FMAC,

         (e) any additional Documents or other information or materials required by the terms of the FMAC Approval each in form and substance satisfactory to FMAC,

         (f) with respect to the portion of the Program Financing covering the Equipment Cost (i) an invoice from the suppliers thereof, and (ii) a delivery and acceptance certificate satisfactory to FMAC acknowledging the receipt, satisfactory installation and acceptance of the Equipment by the Franchisee in the form of Exhibit I hereof ("Delivery and Acceptance Certificate") and

         (g) with respect to the portion of the Program Financing covering the Improvements Cost,(i) an invoice or contract from the contractor providing the Improvements setting forth, if required, the advance payments to be made to such contractor; and (ii) with respect to the only or final payment to a contractor a Completion Certificate with respect to the Improvements in the form of Exhibit J hereto and (iii) if required by FMAC a lien release from such contractor.

         (h) In addition to the provisions set forth above, if FMAC has made Advances to or for the Franchisee for which an Advance Note was executed, on the date the Advance becomes a Permanent Financing, (as defined below) Franchisee shall, at the request of FMAC, execute and deliver to FMAC a replacement note ("Replacement Note") in the form of Exhibit K hereto.

         (i) Payments under a Permanent Financing (as defined below) shall commence (i) with respect to a Lease on the first day of the month (the "First Lease Payment Date") following the earlier of the date the Equipment Cost is funded or the date the Franchisee accepts the Equipment (the "Commencement Date") provided interim rent shall be paid by the Franchisee for the period between the Commencement Date and the First Lease Payment Date as provided in the Lease, or (ii) with respect to a Loan on the first day of the second month (the "First Loan Payment Date") following the date that the Loan becomes a Permanent Financing (the "Loan Commencement Date"). If the Program Financing involves a Lease and Advances are made, interim rent will be payable as provided in the Progress Payment Agreement. If the Program Financing involves a Loan and Advances are made, interest will be payable as provided in the Advance Note;

         (j) The term "Permanent Financing" means a Loan or Lease with respect to which (i) the Advances made to or for the Franchisee equal the Maximum Financing, or (ii) the Advances made to or for the Franchisee outstanding on the Outside Date for Advances set forth in the FMAC Approval if such Advances are less than the Maximum Financing.


         5. BAB Required Payments; Net Loss.

         (a) Subject to the Maximum Loss limitation set forth herein, BAB agrees to bear any Net Loss (hereinafter defined) which FMAC may suffer as a result of a payment or other default by a Franchisee under a Program Financing. If a Franchisee under a Program Financing defaults and such default remains uncured for thirty (30) days (a "Defaulted Program Financing"), BAB shall, within ten
(10) days of FMAC's written demand, pay to FMAC the monthly Lease or Loan payment due FMAC (or part thereof if a partial payment has been made) on such Defaulted Program Financing (but excluding late charges, default interest and similar charges) until the earlier of (v) eighteen (18) months from the date of default (w) the date the Franchisee cures the default or has made other arrangements for payment satisfactory to FMAC (x) the assumption of the Program Financing by a replacement Franchisee acceptable to FMAC (y) the assumption of the Program Financing by BAB (z) the date BAB advises FMAC that a location is not viable and it desires to pay FMAC its Net Loss. FMAC shall advise BAB of any Franchisee that is past due in payment for twenty (20) days.

         If none of the foregoing (w), (x) or (y) occurs then at the earlier of the expiration of such eighteen (18) month period or the date BAB so advises FMAC, BAB shall pay FMAC its Net Loss for the Defaulted Program Financing; provided in no event shall BAB's obligation to pay FMAC its Net Loss resulting from Defaulted Program Financings funded during a Pool Year (as hereinafter defined) exceed an amount equal to ten (10%) percent of the aggregate Program Financings funded by FMAC in such Pool Year (the "Maximum Loss"). Required Payments made by BAB will be charged against BAB's Maximum Loss and will reduce BAB's obligation to pay Net Losses. FMAC may, in its discretion, defer demand for payment of the Required Payment or Net Loss and no such delay shall constitute a waiver of its right to payment. Notwithstanding the cure, satisfactory payment arrangement or assumption of such Defaulted Program Financing by a replacement Franchisee or BAB, BAB shall remain responsible and in the event of a future default under such cured, replaced or assumed Program Financing.

         (b) FMAC shall use its customary efforts to collect payments on Defaulted Program Financings or the accelerated balance due thereunder to the same degree employed by FMAC in collecting its other leases or loans, including where determined by FMAC to be appropriate, to institute legal proceedings against the Franchisee or any collateral.

         Upon the payment by BAB to FMAC of FMAC's Net Loss, FMAC shall, if requested by BAB, assign its interest in the Documents relating to such Defaulted Program Financing to BAB. If BAB elects to have a Defaulted Program Financing assigned to it and prior thereto, FMAC has commenced an action against the Franchisee, so long as no claims have been asserted against FMAC in such action, BAB shall amend the pleadings to substitute BAB for FMAC and continue the action with counsel of its choosing provided in such event, BAB shall pay FMAC for all fees or expenses incurred by FMAC prior to such Assignment with respect to such Defaulted Program Financing. If a claim has been made against FMAC in such action or is thereafter made and notwithstanding the change of counsel, FMAC may continue to designate counsel to represent its interest in such action at FMAC's expense.

         (c) "Net Collection" means the amounts recovered by FMAC with respect to a Defaulted Program Financing (including from the disposition of collateral) less all of FMAC's expenses incurred in connection with the collection of such amounts. Net Collections shall be reported to BAB monthly and paid to BAB monthly to the extent BAB has paid the Required Payments or Net Loss for such Defaulted Program Financing and BAB is not otherwise in default hereunder. Net Collections paid to BAB shall increase, dollar for dollar, the amount of Net Losses available for payment to FMAC for the related Pool Year.

         (d) "Net Loss" means: (i) with respect to a Loan, the unpaid principal balance thereof plus interest accrued to the date of payment and FMAC's legal expenses, if any, incurred in connection with such Loan and (ii) with respect to a Lease, the unpaid balance of payments due and to become due thereunder less a rebate of unearned lease charges computed to the date of default under the actuarial method using the implicit rate used to compute the Lease payments plus interest from such date to the date of payment at such implicit interest rate and FMAC's legal expense, if any, incurred in connection with such defaulted Lease.

         (e) "Pool Year" means for the first Pool Year the period commencing on the date the first Program Financing is funded and ending on the last day of the month twelve months thereafter; the second Pool Year shall commence on the first day following the end of the first Pool Year and end twelve months thereafter, provided, that, if the effective date of termination of this Agreement occurs other than on the last day of a Pool Year, the Pool Year shall end on the effective date of termination.

         (f) Any legal expenses incurred by FMAC in collecting payments on a Defaulted Program Finance to the extent not recovered from the Franchisee or Net Collections shall be borne by BAB whether the Program Financing was assigned to BAB or retained by FMAC and if requested shall be paid to FMAC quarterly upon receipt of itemized invoices therefore.

         (g) BAB agrees to cooperate with FMAC in connection with FMAC's collection efforts including, without limitation,

                  (i) if BAB deems it appropriate in its sole judgment to assume the operation of the Store(s) of the defaulting Franchisee and the obligations to FMAC

                  (ii) to obtain a qualified replacement Franchisee acceptable to FMAC (which acceptance will not be unreasonably withheld) to assume the Defaulted Program Financing. Notwithstanding any assumed Program Financing BAB shall not be relieved of its obligation to make Required Payments or Net Loss payments if a subsequent default occurs

                  (iii) if the Equipment is retaken from a defaulting Franchisee to assist in the remarketing of the Equipment to the next available Franchisee acceptable to FMAC.


         6. Program Priority.

         FMAC will promote the Program as a Tier One Priority "National Account" within its organization. FMAC shall designate a person at its principal office in Greenwich, Connecticut to administer the Program for FMAC (the "FMAC Program Administrator"). FMAC shall also designate a person at its principal office in Greenwich, Connecticut to provide daily assistance to Franchisees in connection with the application and documentation process (the "FMAC Program Coordinator"). A designated group of sales, credit and "Franchise Support" personnel will also be available on an as needed basis to assist BAB in marketing the Program and in evaluating the credit and financial capability of Franchisees. FMAC shall provide BAB with the name and toll free telephone number of the FMAC Program Administrator and FMAC Program Coordinator. The FMAC Program Administrator will be familiar with the Program generally, and be available to respond to inquiries concerning the overall operations, implementation and marketing of the Program. The FMAC Program Coordinator will be available during regular business hours to respond to inquiries regarding and assist in completing the processing and documenting of any proposed transaction.


         7. Reporting.

         FMAC shall provide BAB:

         (a) monthly, not later than the tenth (10th) day of each month, with a written report containing the following information:

                  (i) an aging of all Program Financing listing, among other things, the term and balance of the term thereof;

                  (ii) a list of all proposed transactions indicating those awaiting further documentation;

                  (iii) a list of all proposed transactions which were rejected during the prior month;

                  (iv) a list of all approved transactions awaiting documentation ;

                  (v) a list of all Defaulted Program Financings and Required Payments to be made by BAB;

                  (vi) a list of all Defaulted Program Financings requiring a payment to FMAC of the Net Loss and the amount thereof;

                  (vii) a list of all Net Collections made on Defaulted Program Financings and amounts due BAB;

                  (viii) such other reports as agreed to by FMAC and BAB.


         8. Administrative Fee.

         FMAC shall pay to BAB or as BAB directs, an administrative fee of one (1%) percent of the funds advanced by FMAC hereunder on the date of the final advances or permanent funding hereunder to compensate for its administrative and other duties hereunder.


         9. Independent Contractor Relationship.

         Nothing contained in this Agreement shall be deemed to constitute any officer, employee or other personnel of either party to be the agent of the other. It is the intention of BAB and FMAC that the relationship between them shall be that of an independent contractor. No officer, employee or other person associated with a party shall represent by his or her conduct or otherwise that he or she is an agent or employee of the other party or authorized to speak for or on behalf of the other party unless such action has previously been authorized in writing by the other party.


         10. Damages Limitation.

         In no event shall FMAC or BAB be liable to the other under this Agreement or any Document, or otherwise, for any lost profits or for any special, indirect, incidental, exemplary or consequential damages for any reason whatsoever. Nothing contained herein is intended to limit any parties right to recover damages from the other for breach of this Agreement to any extent permitted by applicable law.


         11. Term of Agreement; Termination.

         Unless sooner terminated this Agreement shall remain in full force and effect for a period ended on the last day of the month falling twenty four months from the date of the funding of the first Program Financing. This Agreement may be terminated by either party upon the occurrence of a material breach by the other party, which material breach is not cured within twenty (20) days after delivery of written notice thereof from the non-defaulting party or;
(ii) if the volume of applications is insignificant and uneconomical to continue or (iii) by BAB if FMAC's approved rate is unreasonably low. Notwithstanding such termination, this Agreement shall remain in force with respect to any Program Financing or any application for Program Financing which thereafter results in a Program Financing or the obligations of BAB hereunder to make Required Payments, Net Loss payment or pay or perform its other obligations hereunder and FMAC's collection and other obligation hereunder with respect of any Program Financing entered into prior to or if an application is pending, after termination.


         12. Notices.

                  Any notice required under this Agreement shall be deemed sufficient if sent by (a) the United States mail, certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth at the beginning of this Agreement or to such other address as directed by the parties during the term of this Agreement, or (b) receipted facsimile transmission. Any such notice shall be deemed to have been given if sent by mail, on the third business day after the day duly deposited in the mail, or in the case of facsimile transmission, on the day sent. Att: President.


         13. Assignment; Binding Effect.

         Neither party may assign or transfer, or attempt to assign or transfer, all or any part of this Agreement except in connection with the sale of all or a substantial part of the assets of the party in which sale the assignee agrees to assume all of the obligations of the assignor provided that notwithstanding any such assignment and assumption the assigning party shall continue to be liable as if such assignment had not occurred. Notwithstanding the foregoing, FMAC may assign its rights under the Documents and grant a security interest therein or in the Equipment and/or the Improvements in connection with any financing or securitization of the Documents. This Agreement is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.


         14. Entire Agreement.

         This Agreement, including the Exhibits and Schedules hereto, constitute the entire agreement of the parties with respect to the subject matter hereof. Neither FMAC nor BAB shall be bound by, nor shall be deemed to have made any representation, warranty or covenant, except as contained herein. Any amendment or modification of this Agreement must be in writing and signed by both parties hereto.


         15. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


         16. Confidentiality

         During the existence of this Agreement, and for a period of one (1) year thereafter, FMAC shall treat as confidential the names and financial information of BAB's franchises whether or not FMAC enters into a Program Financing with such franchisee.


         17. No Third Party Beneficiaries

         This Agreement is entered into solely for the benefit of FMAC and BAB and their respective successors and permitted assigns and no other person, firm, entity or corporation (including, without limitation, any Franchisee) shall have any right, benefit or interest under or because of the existence of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                     FRANCHISE MORTGAGE ACCEPTANCE
                                     COMPANY LLC


                                     By: /s/ John Rinaldi
                                         --------------------------------------
                                         John Rinaldi

                                     Title: Sr. VP
                                            -----------------------------------


                                     BAB SYSTEMS, INC.


                                     By: /s/ Theodore P. Noncek
                                         --------------------------------------
                                         Theodore P. Noncek

                                     Title: Chief Financial Officer
                                            -----------------------------------